Exhbit 21.1

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                            LNR PROPERTY CORPORATION
                              List of Subsidiaries


   CORPORATION                     STATE OF INCORPORATON
-------------------------------------------------------------

Alexandria LP, Inc.                       Virginia

Aurora LP, Inc.                           Colorado

Bert L. Smokler & Company                 Delaware

Midwest Management Company, Inc.          Michigan

DCA Homes, Inc.                           Florida

DCA Management Corporation                Florida

Devco Shopping Centers, Inc.              Florida

Dreyfus Interstate Development Corp.      Delaware

Everett LP, Inc.                          Massachusetts

LNR Shelf I, Inc.                         Florida
(formerly Friendswood Development Company)

H. Miller & Sons, Inc.                    Florida

HMS Realty, Inc.                          Florida

H. Miller & Sons of Florida, Inc.         Florida

Miller's Plantation Development Company   Florida

Leisure Colony Management Corp.           Florida

Leisure Communities Management, Inc.      Florida

Len Acquisition Corporation, Inc.         Florida

Lennar Affiliate Purchaser Corporation    Florida

Lennar Atlantic Holdings, Inc.            Florida

Lennar Beverly Holdings, Inc.             Nevada

Lennar Capital Services, Inc.             Florida

Lennar Capital Corporation                Florida

Lennar Funding Corporation                Florida

Lennar Communications, Inc.               Florida

West Coast Mortgage Holdings, Inc.        Florida

Lennar CGA Holdings, Inc.                 Nevada


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Lennar Commercial Properties, Inc.        Florida

Arbor Lake Club, Ltd.                     Florida

Universal American Realty Corporation     Delaware

Prado Apartments Limted                   Florida

South Dade Utilities, Inc.                Florida

Lennar Corporate Center, Inc.             Florida

Lennar Coto Holdings, Inc.                California

LFH SUB I, Inc.                           Florida

LFS Asset Corp.                           Nevada

Lennar Gateway Center Holdings, Inc.      Massachusetts

Lennar Georgia Partners, Inc.             Georgia

Lennar Huntington Beach, Inc.             California

Lennar Kearny Holdings, Inc.              California

Lennar Legend Oaks Holdings, Inc.         Colorado

Lennar L.W. Assets, Inc.                  Florida

Lennar LW Holdings, Inc.                  Florida

Lennar LW Nevada Assets, Inc.             Nevada

Lennar MBS, Inc.                          Nevada

Lennar Marietta Holdings, Inc.            Georgia

Lennar Mortgage Holdings Corporation      Florida

Lennar Western Holdings, Inc.             Nevada
(formerly Nevada Financial Holdings Corporation)

Lennar California Partners, Inc.          California

Lennar Mortgage Holdings I, Inc.          Florida

MSWH Sub I, Inc.                          Florida

Lennar Pacific Holdings, Inc.             California

Lennar Park Center III Holdings, Inc.     Virginia


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Lennar Park JV, Inc.                     Florida

Doral Park JV                            Florida

Lennar Partners, Inc.                    Florida

Atlantic Holdings, Inc.                  Louisiana

Lennar Partners of California, Inc.      Florida

LNVP Holdings, Inc.                      Florida

Lennar Nevada Partners, Inc.             Nevada

Lennar Real Estate Holdings, Inc.        Florida

Lennar Rockland, Inc.                    Florida

Lennar Rolling Ridge, Inc.               California

Lennar Seaboard Holdings, Inc.           Florida

Lennar Securities Holdings, Inc.         Florida

Lennar-Corry, Inc.                       Florida

Lennar Stevenson Holdings, Inc.          California

Lennar Texas Properties, Inc.            Texas

Lennar Transamerica Holdings, Inc.       Florida

Lennar U.S. Holdings, Inc.               Florida

Lennar Wilshire Holdings, Inc.           Nevada

Lennar Partners of Los Angeles, Inc.     California

LNR Arrowhead Ranch Holdings, Inc.       Arizona

LNR Brickell Bayview Corporation         Florida

LNR Capital Mortgage Holdings, Inc.      Florida

LNR Candlewood Holdings, Inc.            Nevada

LNR Lafayette Holdings, Inc.             Louisiana

LNR Lafayette LP, Inc.                   Louisiana

LNR Land Partners Sub, Inc.              Delaware

LNR Madison Holdings, Inc.               Nevada

LNR Memphis Holdings, Inc.               Tennessee

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LNR Memphis LP, Inc.                 Tennessee

LNR Phoenix LP, Inc.                 Arizona

LNR Property Corporation             Delaware

LNR Related Venture, Inc.            Nevada

LNR Sands Holdings, Inc.             Nevada

LNR Verandah Holdings, Inc.          Texas

LNR Verandah LP, Inc.                Texas

Parkveiw Associates, Inc.            Florida

Parkview at Pembroke Pointe, Inc.    Florida

Springs Development Corporation      Florida

The Turtle Run Venture               Florida

Talladega Manufacturing, Inc.        Alabama

Vista del Lago Apartments, Inc.      Florida

Western Funding Holdings Corporation Nevada

Nevada Securities Holdings, Inc.     Nevada

Lennar Mayfair Holdings, Inc.        Florida

Lennar U.S. Holdings, Inc.           Florida

Lennar Northeast Holdings, Inc.      Florida

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